UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2016

PROTEA BIOSCIENCES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51474	20-2903252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1311 Pineview Drive, Suite 501 Morgantown, WV 26505
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 1-304-292-2226
Not applicable
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 8, 2016, Protea Biosciences Group, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended) (the “Lender”), pursuant to which the Lender purchased a 10% original issue discount secured promissory note of the Company in the principal face amount of $720,000 due October 15, 2016 (the “Note”) for aggregate purchase price of $650,000 (the “Note Offering”). The principal balance of $720,000 on the Note bears interest at a rate of 10% per annum, payable on the October 15, 2016 Maturity Date.

The Company used 100% of the proceeds from the Note Offering toward repayment of a $655,000 face amount note issued by the Company to St. George Investment LLC that was originally due on September 4, 2016.

The Company’s obligations to repay and otherwise perform its obligations under the $720,000 Note are secured by a continuing first priority lien and security interest in the accounts receivable and inventory of the Company and its subsidiary, Protea Biosciences, Inc. (the “Subsidiary”) pursuant to the terms of a Security Agreement among the Company, the Subsidiary, and the Lender (the “Security Agreement”) and include the specific assets now owned or hereafter acquired of the Company and the Subsidiary listed on the Exhibit 1 to the Security Agreement. The Subsidiary also provided the Lender with a full recourse guaranty for the prompt performance of all obligations of the Company, pursuant to the terms of a guaranty agreement (the “Guaranty Agreement”).

The forms of the Purchase Agreement, the Security Agreement, the Note and the Guaranty Agreement are filed as Exhibits to this Current Report on Form 8-K, and the foregoing summaries of the terms of such documents is subject to, and qualified in its entirety by, the full text of such documents, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 above is incorporated herein by reference.

The Note was issued in connection with the exemption from registration provided by Rule 506(b) of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in that the Lender was an “accredited investor”, and the Company did not engage in any general advertisement or solicitation in connection with the purchase and sale of such securities.

This Current Report on Form 8-K is issued in accordance with Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 4, 2016, Greg Kilby, the Vice President and Chief Operating Officer of the Company advised the Company that he intended to resign effective September 15, 2016 for personal and health reasons, but agreed to provide ongoing consulting services to the Company. A copy of his resignation letter is attached as Exhibit 10.5 to this Current Report on Form 8-K.

In September 2016, the Company has promoted David Halverson to Vice President and Chief Business Officer.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this Report:

Exhibit No.	Description
10.1	Form of Note Purchase Agreement
10.2	Form of 10% Original Issue Discount Secured Note
10.3	Form of Security Agreement
10.4	Form of Guaranty Agreement
10.5	Resignation letter of Greg Kilby

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2016	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner
Chief Executive Officer

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